Exhibit 99.1

Contacts:	Alex Abraham (media)	Anne-Marie Megela (investors)
	Alex.Abraham@kraftheinz.com	ir@kraftheinz.com

KRAFT HEINZ REPORTS SECOND QUARTER 2023 RESULTS
Reaffirms Full Year Outlook
Second Quarter Highlights
•Net sales increased 2.6%; Organic Net Sales(1) increased 4.0%
•Gross profit margin increased 337 basis points to 33.6%; Adjusted Gross Profit Margin(1) increased 180 basis points to 33.3%
•Net income increased 277.0%; Adjusted EBITDA(1) increased 6.0%
•Diluted EPS was $0.81, up 285.7%; Adjusted EPS(1) was $0.79, up 12.9%

PITTSBURGH & CHICAGO - Aug. 2, 2023 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the second quarter of 2023.
“We delivered strong second quarter results, growing net sales, profits and profitability. This is consistent with our strategy to accelerate profitable growth” said Kraft Heinz CEO and Chair of the Board Miguel Patricio. “We grew across each of our three pillars: Foodservice, Emerging Markets, and U.S. Retail Grow Platforms. Importantly, we grew profits while also investing in marketing, research & development, and technology, which we funded through gross efficiencies.”
“While we did face headwinds in the second quarter, particularly within U.S. market share performance, the action plans we laid out in the first quarter resulted in share trend improvement each month. We expect these action plans, along with continued strong execution from our teams, to drive momentum through the second half of the year. Overall, our results give me confidence in the direction we are headed. As a result, we are reiterating our full-year outlook.”

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	July 1, 2023	June 25, 2022	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$5,079	$5,039	0.8%	1.3%	9.4 pp	(8.1) pp
International	1,642	1,515	8.5%	13.2%	16.5 pp	(3.3) pp
Kraft Heinz	$6,721	$6,554	2.6%	4.0%	11.0 pp	(7.0) pp

For the Six Months Ended
North America	$9,964	$9,640	3.4%	3.9%	11.3 pp	(7.4) pp
International	3,246	2,959	9.7%	15.6%	17.8 pp	(2.2) pp
Kraft Heinz	$13,210	$12,599	4.9%	6.6%	12.8 pp	(6.2) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Six Months Ended
	July 1, 2023	June 25, 2022	% Chg vs PY	July 1, 2023	June 25, 2022	% Chg vs PY
Gross profit	$2,261	$1,984	14.0%	$4,374	$3,915	11.7%
Operating income/(loss)	1,376	542	154.4%	2,619	1,657	58.1%
Net income/(loss)	998	265	277.0%	1,835	1,046	75.4%
Net income/(loss) attributable to common shareholders	1,000	265	277.8%	1,836	1,041	76.4%
Diluted EPS	$0.81	$0.21	285.7%	$1.49	$0.84	77.4%

Adjusted EPS(1)	0.79	0.70	12.9%	1.48	1.30	13.8%
Adjusted EBITDA(1)	$1,612	$1,520	6.0%	$3,092	$2,862	8.0%
Q2 2023 Financial Summary
•Net sales increased 2.6 percent versus the year-ago period to $6.7 billion, including a negative 1.2 percentage point impact from foreign currency and a negative 0.2 percentage point impact from acquisitions and divestitures. Organic Net Sales(1) increased 4.0 percent versus the prior year period. Price increased 11.0 percentage points versus the prior year period, with increases in both reportable segments that were primarily driven by list price increases. Volume/mix declined 7.0 percentage points versus the prior year period, with declines in both reportable segments that were primarily driven by elasticity impacts from pricing actions.

•Net income/(loss) increased 277.0 percent versus the year-ago period to $998 million, primarily driven by lapping non-cash impairment losses in the prior year period, higher Adjusted EBITDA versus the prior year period, and unrealized gains on commodity hedges in the current year period compared to unrealized losses on commodity hedges in the prior year period. These factors more than offset unfavorable changes in other expense/(income). Adjusted EBITDA(1) increased 6.0 percent versus the year-ago period to $1.6 billion, primarily driven by higher pricing and efficiency gains. These factors more than offset higher supply chain costs (reflecting inflationary pressure in procurement and manufacturing costs), unfavorable volume/mix, investments in marketing, people, technology, and research & development, and an unfavorable impact from foreign currency (1.3 pp).
•Diluted EPS was $0.81, up 285.7 percent versus the prior year period, primarily driven by the net income/(loss) factors discussed above. Adjusted EPS(1) was $0.79, up 12.9 percent versus the prior year period, primarily driven by higher Adjusted EBITDA, lower taxes on adjusted earnings, and lower interest expense. These factors more than offset unfavorable changes in other expense/(income).
•Year-to-date net cash provided by operating activities was $1.6 billion, up 101.2 percent versus the year-ago period. This was driven by lower cash outflows for inventories primarily related to stock rebuilding in the prior year, lower cash outflows for tax payments driven by taxes paid in 2022 related to the sale of certain assets in our global cheese business and the licensing of certain trademarks, and higher Adjusted EBITDA. These impacts were partially offset by unfavorable changes in accounts payable, due in part to lower inventory purchase volume in the current period compared to the prior year period. Year-to date Free Cash Flow(1) was $1.1 billion, up 205.8 percent versus the prior year period, driven by the same net cash provided by operating activities as discussed above. This more than offset an increase in capital expenditures in the current year.
Outlook
For fiscal year 2023, the Company expects:
•Organic Net Sales(2) growth of 4 to 6 percent versus the prior year.
•Constant Currency Adjusted EBITDA(1)(2) growth of 4 to 6 percent versus the prior year, or 6 to 8 percent when excluding the impact from lapping a 53rd week in 2022. Adjusted Gross Profit Margin(1)(2) expansion is expected to contribute to Constant Currency Adjusted EBITDA growth. The Company now expects Adjusted Gross Profit Margin expansion of 150 to 200 basis points versus the prior year, as compared to the Company's previous expectation of 125 to 175 basis points. The current expectation for Adjusted Gross Profit Margin now reflects mid-to-high single-digit inflation for the full year and low-to-mid single-digit inflation in the second half of the year, with pricing and efficiencies continuing to contribute to Adjusted Gross Profit Margin recovery.
•Adjusted EPS(2) to be in the range of $2.83 to $2.91, which includes a negative impact of approximately $0.04 from expected unfavorable changes in non-cash pension and post-retirement benefits and a currency headwind of approximately $0.02 at current foreign exchange rates. The expected 2023 year-over-year Adjusted EPS change reflects a negative $0.06 impact from lapping a 53rd week in 2022. Additionally, the Company continues to expect an effective tax rate on Adjusted EPS to be in the range of 19 to 21 percent.

End Notes
(1)Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Guidance for Organic Net Sales, Constant Currency Adjusted EBITDA, Adjusted Gross Profit Margin, and Adjusted EPS is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's second quarter 2023 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question-and-answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.
ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2022 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “accelerate,” “anticipate,” “believe,” “build”, “commit,” “continue,” “expect,” “execute,” “invest,” “maintain,” “reflect,” “will,” “guidance,” and “outlook,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the influence of the Company's largest stockholder; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; disruptions in the global economy caused by geopolitical conflicts, including the ongoing conflict between Russia and Ukraine; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, instability in financial institutions, general economic slowdown, or recession); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations and the final determination of tax audits, including transfer pricing matters, and any related litigation; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income/(Loss), Adjusted EPS, and Free Cash Flow, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), gross profit, diluted earnings per share (“EPS”), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s underlying operations. The Company believes:
•Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income/(Loss), and Adjusted EPS provide important comparability of underlying operating results, allowing investors and management to assess the Company’s operating performance on a consistent basis; and
•Free Cash Flow provides a measure of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes.
Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.
Definitions
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis (Constant Currency Adjusted EBITDA). The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate.
Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS are defined as gross profit, net income/(loss), and diluted earnings per share, respectively, excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment (benefit)/costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

				Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Net sales	$6,721	$6,554	$13,210	$12,599
Cost of products sold	4,460	4,570	8,836	8,684
Gross profit	2,261	1,984	4,374	3,915
Selling, general and administrative expenses, excluding impairment losses	885	812	1,755	1,639
Goodwill impairment losses	—	235	—	224
Intangible asset impairment losses	—	395	—	395
Selling, general and administrative expenses	885	1,442	1,755	2,258
Operating income/(loss)	1,376	542	2,619	1,657
Interest expense	228	234	455	476
Other expense/(income)	(24)	(91)	(59)	(189)
Income/(loss) before income taxes	1,172	399	2,223	1,370
Provision for/(benefit from) income taxes	174	134	388	324
Net income/(loss)	998	265	1,835	1,046
Net income/(loss) attributable to noncontrolling interest	(2)	—	(1)	5
Net income/(loss) attributable to common shareholders	$1,000	$265	$1,836	$1,041

Basic shares outstanding	1,228	1,225	1,227	1,225
Diluted shares outstanding	1,235	1,235	1,235	1,235

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.81	$0.22	$1.50	$0.85
Diluted earnings/(loss) per share	0.81	0.21	1.49	0.84

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
July 1, 2023
North America	$5,079	$(24)	$—	$5,103
International	1,642	(40)	8	1,674
Kraft Heinz	$6,721	$(64)	$8	$6,777

June 25, 2022
North America	$5,039	$—	$—	$5,039
International	1,515	20	16	1,479
Kraft Heinz	$6,554	$20	$16	$6,518

Year-over-year growth rates
North America	0.8%	(0.5) pp	0.0 pp	1.3%	9.4 pp	(8.1) pp
International	8.5%	(4.1) pp	(0.6) pp	13.2%	16.5 pp	(3.3) pp
Kraft Heinz	2.6%	(1.2) pp	(0.2) pp	4.0%	11.0 pp	(7.0) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Six Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
July 1, 2023
North America	$9,964	$(50)	$—	$10,014
International	3,246	(118)	34	3,330
Kraft Heinz	$13,210	$(168)	$34	$13,344

June 25, 2022
North America	$9,640	$—	$—	$9,640
International	2,959	36	41	2,882
Kraft Heinz	$12,599	$36	$41	$12,522

Year-over-year growth rates
North America	3.4%	(0.5) pp	0.0 pp	3.9%	11.3 pp	(7.4) pp
International	9.7%	(5.4) pp	(0.5) pp	15.6%	17.8 pp	(2.2) pp
Kraft Heinz	4.9%	(1.6) pp	(0.1) pp	6.6%	12.8 pp	(6.2) pp

				Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Net income/(loss)	$998	$265	$1,835	$1,046
Interest expense	228	234	455	476
Other expense/(income)	(24)	(91)	(59)	(189)
Provision for/(benefit from) income taxes	174	134	388	324
Operating income/(loss)	1,376	542	2,619	1,657
Depreciation and amortization (excluding restructuring activities)	229	232	446	449
Divestiture-related license income	(14)	(13)	(27)	(27)
Restructuring activities	(10)	11	(20)	30
Deal costs	—	—	—	8
Unrealized losses/(gains) on commodity hedges	(16)	73	(5)	(19)
Impairment losses	—	630	—	685
Certain non-ordinary course legal and regulatory matters	1	—	2	—
Equity award compensation expense	46	45	77	79
Adjusted EBITDA	$1,612	$1,520	$3,092	$2,862

Segment Adjusted EBITDA:
North America	$1,385	$1,348	$2,718	$2,521
International	290	248	545	490
General corporate expenses	(63)	(76)	(171)	(149)
Adjusted EBITDA	$1,612	$1,520	$3,092	$2,862

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
July 1, 2023
North America	$1,385	$(5)	$1,390
International	290	(9)	299
General corporate expenses	(63)	—	(63)
Kraft Heinz	$1,612	$(14)	$1,626

June 25, 2022
North America	$1,348	$—	$1,348
International	248	5	243
General corporate expenses	(76)	—	(76)
Kraft Heinz	$1,520	$5	$1,515

Year-over-year growth rates
North America	2.7%	(0.4) pp	3.1%
International	16.9%	(5.6) pp	22.5%
General corporate expenses	(17.4)%	0.2 pp	(17.6)%
Kraft Heinz	6.0%	(1.3) pp	7.3%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Six Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
July 1, 2023
North America	$2,718	$(10)	$2,728
International	545	(24)	569
General corporate expenses	(171)	1	(172)
Kraft Heinz	$3,092	$(33)	$3,125

June 25, 2022
North America	$2,521	$—	$2,521
International	490	7	483
General corporate expenses	(149)	—	(149)
Kraft Heinz	$2,862	$7	$2,855

Year-over-year growth rates
North America	7.8%	(0.4) pp	8.2%
International	11.2%	(6.5) pp	17.7%
General corporate expenses	14.5%	(0.8) pp	15.3%
Kraft Heinz	8.0%	(1.5) pp	9.5%

										Schedule 7
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	July 1, 2023
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,261	$885	$1,376	$228	$(24)	$1,172	$174	$998	$(2)	$1,000	$0.81
Items Affecting Comparability
Restructuring activities	(6)	4	(10)	—	—	(10)	(2)	(8)	—	(8)	(0.01)
Unrealized losses/(gains) on commodity hedges	(16)	—	(16)	—	—	(16)	(3)	(13)	—	(13)	(0.01)
Certain non-ordinary course legal and regulatory matters	—	(1)	1	—	—	1	—	1	—	1	—
Losses/(gains) on sale of business	—	—	—	—	(1)	1	—	1	—	1	—
Nonmonetary currency devaluation	—	—	—	—	(15)	15	—	15	—	15	0.01
Certain significant discrete income tax items	—	—	—	—	—	—	17	(17)	—	(17)	(0.01)
Adjusted Non-GAAP Results	$2,239							$977			$0.79

										Schedule 8
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	June 25, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$1,984	$1,442	$542	$234	$(91)	$399	$134	$265	$—	$265	$0.21
Items Affecting Comparability
Restructuring activities	6	(5)	11	—	—	11	3	8	—	8	0.01
Unrealized losses/(gains) on commodity hedges	73	—	73	—	—	73	18	55	—	55	0.04
Impairment losses	—	(630)	630	—	—	630	92	538	—	538	0.44
Losses/(gains) on sale of business	—	—	—	—	2	(2)	—	(2)	—	(2)	—
Nonmonetary currency devaluation	—	—	—	—	(6)	6	—	6	—	6	0.01
Debt prepayment and extinguishment (benefit)/costs	—	—	—	9	—	(9)	(2)	(7)	—	(7)	(0.01)
Adjusted Non-GAAP Results	$2,063							$863			$0.70

										Schedule 9
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Six Months Ended
	July 1, 2023
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$4,374	$1,755	$2,619	$455	$(59)	$2,223	$388	$1,835	$(1)	$1,836	$1.49
Items Affecting Comparability
Restructuring activities	—	20	(20)	—	(2)	(18)	(3)	(15)	—	(15)	(0.01)
Unrealized losses/(gains) on commodity hedges	(5)	—	(5)	—	—	(5)	(1)	(4)	—	(4)	—
Certain non-ordinary course legal and regulatory matters	—	(2)	2	—	—	2	—	2	—	2	—
Losses/(gains) on sale of business	—	—	—	—	(2)	2	—	2	—	2	—
Nonmonetary currency devaluation	—	—	—	—	(18)	18	—	18	—	18	0.01
Certain significant discrete income tax items	—	—	—	—	—	—	17	(17)	—	(17)	(0.01)
Adjusted Non-GAAP Results	$4,369							$1,821			$1.48

										Schedule 10
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Six Months Ended
	June 25, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$3,915	$2,258	$1,657	$476	$(189)	$1,370	$324	$1,046	$5	$1,041	$0.84
Items Affecting Comparability
Restructuring activities	10	(20)	30	—	—	30	8	22	—	22	0.02
Deal Costs	—	(8)	8	—	—	8	3	5	—	5	—
Unrealized losses/(gains) on commodity hedges	(19)	—	(19)	—	—	(19)	(5)	(14)	—	(14)	(0.01)
Impairment losses	66	(619)	685	—	—	685	108	577	—	577	0.47
Losses/(gains) on sale of business	—	—	—	—	1	(1)	—	(1)	—	(1)	—
Other losses/(gains) related to acquisitions and divestitures	—	—	—	—	38	(38)	(9)	(29)	—	(29)	(0.02)
Nonmonetary currency devaluation	—	—	—	—	(10)	10	—	10	—	10	0.01
Debt prepayment and extinguishment (benefit)/costs	—	—	—	9	—	(9)	(2)	(7)	—	(7)	(0.01)
Adjusted Non-GAAP Results	$3,972							$1,609			$1.30

			Schedule 11
The Kraft Heinz Company Adjusted Gross Profit Margin (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Adjusted Gross Profit	$2,239	$2,063	$4,369	$3,972
Net sales	6,721	6,554	13,210	12,599

Adjusted Gross Profit Margin	33.3%	31.5%	33.1%	31.5%

		Schedule 12
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	July 1, 2023	June 25, 2022	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.85	$0.79	$0.06
Interest expense	(0.14)	(0.15)	0.01
Other expense/(income)	0.02	0.06	(0.04)
Effective tax rate	0.06	—	0.06
Adjusted EPS	$0.79	$0.70	$0.09
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended July 1, 2023 and June 25, 2022.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended July 1, 2023 and June 25, 2022.

c

		Schedule 13
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Six Months Ended
	July 1, 2023	June 25, 2022	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$1.67	$1.50	$0.17
Results of divested operations	—	0.01	(0.01)
Interest expense	(0.29)	(0.31)	0.02
Other expense/(income)	0.05	0.10	(0.05)
Effective tax rate	0.05	—	0.05
Adjusted EPS	$1.48	$1.30	$0.18
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.08 for the six months ended July 1, 2023 and June 25, 2022.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.02 for the six months ended July 1, 2023 and June 25, 2022.

	Schedule 14
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	July 1, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$947	$1,040
Trade receivables, net	2,237	2,120
Inventories	3,820	3,651
Prepaid expenses	296	240
Other current assets	691	842
Assets held for sale	3	4
Total current assets	7,994	7,897
Property, plant and equipment, net	6,866	6,740
Goodwill	30,953	30,833
Intangible assets, net	42,714	42,649
Other non-current assets	2,429	2,394
TOTAL ASSETS	$90,956	$90,513
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$1	$6
Current portion of long-term debt	629	831
Trade payables	4,545	4,848
Accrued marketing	843	749
Interest payable	258	264
Other current liabilities	2,109	2,330
Total current liabilities	8,385	9,028
Long-term debt	19,367	19,233
Deferred income taxes	10,149	10,152
Accrued postemployment costs	148	144
Long-term deferred income	1,451	1,477
Other non-current liabilities	1,442	1,609
TOTAL LIABILITIES	40,942	41,643
Redeemable noncontrolling interest	40	40
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	51,967	51,834
Retained earnings/(deficit)	1,336	489
Accumulated other comprehensive income/(losses)	(2,631)	(2,810)
Treasury stock, at cost	(870)	(847)
Total shareholders' equity	49,814	48,678
Noncontrolling interest	160	152
TOTAL EQUITY	49,974	48,830
TOTAL LIABILITIES AND EQUITY	$90,956	$90,513

	Schedule 15
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flows (in millions) (Unaudited)
	For the Six Months Ended
	July 1, 2023	June 25, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$1,835	$1,046
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	436	456
Amortization of postemployment benefit plans prior service costs/(credits)	(7)	(7)
Divestiture-related license income	(27)	(27)
Equity award compensation expense	77	79
Deferred income tax provision/(benefit)	(34)	(107)
Postemployment benefit plan contributions	(11)	(11)
Goodwill and intangible asset impairment losses	—	619
Nonmonetary currency devaluation	18	10
Loss/(gain) on sale of business	2	(1)
Other items, net	(26)	(86)
Changes in current assets and liabilities:
Trade receivables	(114)	(222)
Inventories	(232)	(768)
Accounts payable	(156)	202
Other current assets	(2)	(70)
Other current liabilities	(175)	(325)
Net cash provided by/(used for) operating activities	1,584	788
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(508)	(435)
Payments to acquire business, net of cash acquired	—	(481)
Proceeds from sale of business, net of cash disposed and working capital adjustments	—	(20)
Other investing activities, net	33	15
Net cash provided by/(used for) investing activities	(475)	(921)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(822)	(660)
Proceeds from issuance of long-term debt	657	—
Debt prepayment and extinguishment (benefit)/costs	—	(16)
Dividends paid	(982)	(980)
Other financing activities, net	(40)	(66)
Net cash provided by/(used for) financing activities	(1,187)	(1,722)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(14)	(72)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	(92)	(1,927)
Balance at beginning of period	1,041	3,446
Balance at end of period	$949	$1,519

	Schedule 16
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Six Months Ended
	July 1, 2023	June 25, 2022
Net cash provided by/(used for) operating activities	$1,584	$788
Capital expenditures	(508)	(435)
Free Cash Flow	$1,076	$353